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                                                                   EXHIBIT 10.42

                                    AMENDMENT

         This Amendment to Funding Agreement is entered into as of the 30th day of December, 2003, by and between Tony Frudakis ("Investor") and DNAPRINT genomics, Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to a Funding Agreement dated on or about October 25, 2002, (the "Agreement"), pursuant to which the Investor has advanced certain funds to the Company; and

         WHEREAS, the parties desire to memorialize the modifications in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                  1. Capitalized terms used herein but not defined herein shall have the same meaning given to those in the Agreement.

                  2. The term of the Agreement and the Consideration associated therewith are hereby amended to extend such dates for repayment of any and all funds advanced pursuant to the Agreement, whether or not such advances are represented by independent promissory notes, until December 31, 2004, and the Investor shall take no action to collect any such funds unless and until such funds shall not have been repaid by December 31, 2004.

                  3. Except as explicitly modified herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         DNAPrint genomics, Inc.

                                         By: /s/ Tony Frudakis
                                            ____________________________________

                                         /s/ Tony Frudakis
                                         _______________________________________
                                         Tony Frudakis